UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2011

EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On June 1, 2011 at our 2011 Annual Meeting of Stockholders, the stockholders of the Company voted on the following four items:

1.           To elect ten directors to serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2,           To consider a non-binding advisory resolution approving executive compensation.

3.           To consider a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

4.           To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2011.

The results are as follows:

Proposal 1.	The nominees for director were elected based on the following votes:

Nominee	Shares For	Shares Withheld	Broker Non-Votes

Stephen W. Bershad	54,881,532	4,791,588	2,235,835
David A.B. Brown	58,378,938	1,294,182	2,235,835
Larry J. Bump	57,735,381	1,937,739	2,235,835
Albert Fried, Jr.	54,642,616	5,030,504	2,235,835
Anthony J. Guzzi	58,653,990	1,019,130	2,235,835
Richard F. Hamm, Jr.	52,359,990	7,313,130	2,235,835
David H. Laidley	57,877,323	1,795,797	2,235,835
Frank T. MacInnis	55,923,059	3,750,061	2,235,835
Jerry E. Ryan	57,736,783	1,936,337	2,235,835
Michael T. Yonker	57,737,487	1,935,633	2,235,835

Proposal 2.	The proposal for stockholders to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Shares For	50,798,569
Shares Against	5,727,890
Shares Abstaining	3,146,661
Broker Non-Votes	2,235,835

Proposal 3.
The proposal for stockholders to vote, on a non-binding advisory basis, whether future advisory votes on the compensation of the Company’s named executive officers should occur every year, every two years or every three years, received the following votes:

Every Year	51,509,078
Every Two Years	39,606
Every Three Years	4,989,645
Shares Abstaining	3,134,790
Broker Non-Votes	2,235,835

Proposal 4.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2011 was approved based on the following votes:

Shares For	61,006,353
Shares Against	887,383
Shares Abstaining	15,219

There were no broker non-votes on this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: June 2, 2011	By:	/s/ Sheldon I. Cammaker
Name: Sheldon I. Cammaker Title: Executive Vice President, General Counsel, and Secretary